EMPLOYMENT AGREEMENT


         THIS AGREEMENT, is entered into this 1st day of July, 2004, ("Effective Date") by and between Kearny Federal Savings Bank, Kearny, New Jersey (the "Bank") and John N. Hopkins (the "Executive").

                                   WITNESSETH

         WHEREAS, the Executive has heretofore been employed by the Bank as the President and Chief Executive Officer and is experienced in all phases of the business of the Bank; and

         WHEREAS, the Bank desires to be ensured of the Executive's continued active participation in the business of the Bank; and

         WHEREAS, in order to induce the Executive to remain in the employ of the Bank and in consideration of the Executive's agreeing to remain in the employ of the Bank, the parties desire to specify the continuing employment relationship between the Bank and the Executive;

         NOW THEREFORE, in consideration of the covenants and the mutual agreements herein contained, the parties hereby agree as follows:

         1. Employment. The Bank hereby employs the Executive in the capacity of
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President  and Chief  Executive  Officer.  The  Executive  hereby  accepts  said employment and agrees to render such administrative and management services to the Bank and Kearny Financial Corp., its parent holding company and any successor thereto ("Parent") as are currently rendered and as are customarily performed by persons situated in a similar executive capacity. The Executive shall promote the business of the Bank and Parent. The Executive's other duties shall be such as the Board of Directors for the Bank (the "Board of Directors" or "Board") may from time to time reasonably direct, including normal duties as an officer of the Bank. The Executive's employment shall be for no definite period of time, and the Executive or the Bank may terminate such employment relationship at any time for any reason or no reason. The employment at-will relationship remains in full force and effect regardless of any statements to the contrary made by company personnel or set forth in any documents other than those explicitly made to the contrary and signed by an authorized representative of the Board.

         2. Term of  Agreement.  The  term of this  Agreement  shall be for  the
            ------------------
period commencing on the Effective Date and ending thirty-six (36) months thereafter ("Term"). Additionally, on, or before, each annual anniversary date from the Effective Date, the Term of this Agreement shall be extended for up to an additional period beyond the then effective expiration date upon a determination and resolution of the Board of Directors that the performance of the Executive has met the requirements and standards of the Board, and that the Term of such Agreement shall be extended. If a determination is made by the Board to not renew such Term at the time of such

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renewal  interval,  the Board shall furnish the  Executive of written  notice of such determination not to renew the Term and the reason for such action or failure to take such action by the Board within 10 calendar days of such Board action. References herein to the Term of this Agreement shall refer both to the initial term and successive terms.

         3. Compensation, Benefits and Expenses.
            -----------------------------------

               (a) Base Salary. The Bank shall compensate and pay the Executive during the Term of this Agreement a minimum base salary at the rate of $450,000 per annum ("Base Salary"), payable in cash not less frequently than monthly; provided, that the rate of such salary shall be reviewed by the Board of Directors not less often than annually, and the Executive shall be entitled to receive increases at such percentages or in such amounts as determined by the Board of Directors. The base salary may not be decreased without the Executive's express written consent.

               (b) Discretionary Bonus. The Executive shall be entitled to participate in an equitable manner with all other senior management employees of the Bank in discretionary bonuses that may be authorized and declared by the Board of Directors to its senior management executives from time to time. No other compensation provided for in this Agreement shall be deemed a substitute for the Executive's right to participate in such discretionary bonuses when and as declared by the Board.

               (c) Participation in Benefit and Retirement Plans. The Executive shall be entitled to participate in and receive the benefits of any plan of the Bank which may be or may become applicable to senior management relating to pension or other retirement benefit plans, profit-sharing, stock options or incentive plans, or other plans, benefits and privileges given to employees and executives of the Bank, to the extent commensurate with his then duties and responsibilities, as fixed by the Board of Directors of the Bank.

               (d) Participation in Medical Plans and Insurance Policies. The Executive shall be entitled to participate in and receive the benefits of any plan or policy of the Bank which may be or may become applicable to senior management relating to life insurance, short and long term disability, medical, dental, eye-care, prescription drugs or medical reimbursement plans. Additionally, Executive's dependent family shall be eligible to participate in medical and dental insurance plans sponsored by the Bank or Parent with the cost of such premiums paid by the Bank.

               (e) Vacations and Sick Leave. The Executive shall be entitled to paid annual vacation leave in accordance with the policies as established from time to time by the Board of Directors, which shall in no event be less than five weeks per annum. The Executive shall also be entitled to an annual sick leave benefit as established by the Board for senior management employees of the Bank. The Executive shall not be entitled to receive any additional compensation from the Bank for failure to take a vacation or sick leave, nor shall he be able to accumulate

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

unused vacation or sick leave from one year to the next; provided, however, such Executive may carry forward from year to year a maximum of ten days of unused vacation leave.

               (f) Expenses. The Bank shall reimburse the Executive or otherwise provide for or pay for all reasonable expenses incurred by the Executive in furtherance of, or in connection with the business of the Bank, including, but not by way of limitation, automobile and traveling expenses, and all reasonable entertainment expenses, subject to such reasonable documentation and other limitations as may be established by the Board of Directors of the Bank. If such expenses are paid in the first instance by the Executive, the Bank shall reimburse the Executive therefor.

               (g) Changes in Benefits. The Bank shall not make any changes in such plans, benefits or privileges previously described in Section 3(c), (d) and
(e) which would adversely affect the Executive's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all executive officers of the Bank and does not result in a proportionately greater adverse change in the rights of, or benefits to, the Executive as compared with any other executive officer of the Bank. Nothing paid to Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary payable to Executive pursuant to Section 3(a) hereof.

               (h) Post-Retirement Medical Coverage. Upon the termination of employment with the Bank at any time on or after attainment of age 62, the Executive shall be eligible to maintain participation in the group medical insurance plan sponsored by the Bank from time to time for the benefit of the Executive and Executive's dependent family at the Bank's expense, until such time that the Executive and Executive's spouse shall be eligible for coverage under the Federal Medicare System, or any successor program. The provisions of this Section shall survive the termination of this Agreement.

               (i) Deferral of  Non-Deductible  Compensation.  In the event that
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the Executive's aggregate  compensation  (including  compensatory benefits which are deemed remuneration for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code")) from the Bank and other consolidated filers with the Bank for any calendar year exceeds the greater of (i) $1,000,000, or (ii) the maximum amount of compensation deductible by the Bank combined with any other consolidated filers in any calendar year under Section 162(m) of the Code (the "maximum allowable amount"), then any such amount in excess of the maximum allowable amount shall be mandatorily deferred with interest thereon at the then "prime rate" plus 300 basis points per annum, compounded annually, to a calendar year such that the amount to be paid to the Executive in such calendar year, including deferred amounts and interest thereon, does not exceed the maximum allowable amount. Subject to the foregoing, deferred amounts including interest thereon shall be payable at the earliest time permissible. All unpaid deferred amounts shall be paid to the Executive not later than his date of termination of employment, unless his date of termination is on a December 31st, in which case, the unpaid deferred amounts shall be paid to the Executive on the first business day of the next succeeding

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

calendar year. The provisions of this Section shall survive any termination of the Executive's employment and any termination of this Agreement.

         4.    Loyalty.
               -------

               (a) The Executive shall devote his full time and attention to the performance of his employment under this Agreement. During the term of the Executive's employment under this Agreement, the Executive shall not engage in any business or activity contrary to the business affairs or interests of the Bank or Parent.

               (b) Nothing contained in this Section 4 shall be deemed to prevent or limit the right of Executive to invest in the capital stock or other securities of any business dissimilar from that of the Bank or Parent, or, solely as a passive or minority investor, in any business.

         5.    Standards. During the term of this Agreement, the Executive shall
               ---------
perform his duties in accordance with such reasonable standards expected of executives with comparable positions in comparable organizations and as may be established from time to time by the Board of Directors.

         6.    Termination and Termination Pay. The Executive's employment under
               -------------------------------
this Agreement shall be terminated upon any of the following occurrences:

               (a) The death of the Executive during the term of this Agreement, in which event the Executive's estate shall be entitled to receive the compensation due the Executive through the last day of the calendar month in which Executive's death shall have occurred.

               (b) The Bank's Board of Directors may terminate the Executive's employment at any time, but any termination by the Bank's Board of Directors other than termination for Cause shall not prejudice the Executive's right to compensation or benefits under the Agreement. The Executive shall have no right to receive compensation or other benefits for any period after termination for Cause. Termination for "Cause" shall include termination because of the Executive's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the Agreement. The Bank's Board of Directors may within its sole discretion, acting in good faith, terminate the Executive for Cause and shall notify such Executive accordingly; provided that any such determination shall not be effective unless it is adopted by an affirmative vote of not less than a majority of the members of the full Board of Directors at a meeting of the Board called and held for such purpose (after reasonable written notice has been delivered to the Executive of such meeting, the purpose of such meeting and the preliminary basis for such Cause termination and an opportunity for such Executive, together with personal counsel, to be heard before the Board on the matter prior to such vote by the Board).

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

               (c) Except as provided pursuant to Section 9 hereof, in the event Executive's employment under this Agreement is terminated by the Bank without Cause, the Bank shall be obligated to continue to pay the Executive the salary provided pursuant to Section 3(a) herein, up to the date of termination of the remaining Term of this Agreement and the cost of Executive obtaining all health, life, disability, and other benefits which the Executive would be eligible to participate in through such date based upon the benefit levels substantially equal to those being provided Executive at the date of termination of employment. The provisions of this Section 6(c) shall survive the expiration of this Agreement.

               (d) The voluntary termination by the Executive during the term of this Agreement with the delivery of no less than 60 days written notice to the Board of Directors, other than pursuant to Section 9(b), in which case the Executive shall be entitled to receive only the compensation, vested rights, and all employee benefits up to the date of such termination.

         7.    Regulatory Exclusions.
               ---------------------

         (a) If the Executive is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under
Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(3) and (g)(1)), the Bank's obligations under the Agreement shall be suspended as of the date of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Executive all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

         (b) If the Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Sections 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. 1818(e)(4) and (g)(1)), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but the vested rights of the contracting parties shall not be affected.

         (c) If the Bank is in default (as defined in Section 3(x)(1) of Federal Deposit Insurance Act) all obligations under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

         (d) All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Bank: (i) by the Director of the Office of Thrift Supervision ("Director of OTS"), or his or her designee, at the time that the Federal Deposit Insurance Corporation ("FDIC") enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in
Section 13(c) of Federal Deposit Insurance Act; or (ii) by the Director of the OTS, or his or her designee, at the time that the Director of the OTS, or his or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by

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

the Director of the OTS to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

         (e) Notwithstanding anything herein to the contrary, any payments made to the Executive pursuant to the Agreement, or otherwise, shall be subject to and conditioned upon compliance with 12 USC ss.1828(k) and FDIC Regulation 12 CFR Part 359, Golden Parachute Indemnification Payments promulgated thereunder.

         8. Disability.  If the Executive shall become disabled or incapacitated
            ----------
to the extent that he is unable to perform his duties hereunder, by reason of medically determinable physical or mental impairment, as determined by a doctor engaged by the Board of Directors, Executive shall nevertheless continue to receive the compensation and benefits provided under the terms of this Agreement as follows: 100% of such compensation and benefits for a period of 12 months, but not exceeding the remaining term of the Agreement, and 65% thereafter for the remainder of the term of the Agreement. Such benefits noted herein shall be reduced by any benefits otherwise provided to the Executive during such period under the provisions of disability insurance coverage in effect for Bank employees. Thereafter, Executive shall be eligible to receive benefits provided by the Bank under the provisions of disability insurance coverage in effect for Bank employees. Upon returning to active full-time employment, the Executive's full compensation as set forth in this Agreement shall be reinstated as of the date of commencement of such activities. In the event that the Executive returns to active employment on other than a full-time basis, then his compensation (as set forth in Section 3(a) of this Agreement) shall be reduced in proportion to the time spent in said employment, or as shall otherwise be agreed to by the parties.

         9. Change in Control Severance Protection.
            --------------------------------------

               (a) Notwithstanding any provision herein to the contrary, in the event of the involuntary termination of Executive's employment during the term of this Agreement following any Change in Control of the Bank or Parent, or within 24 months thereafter of such Change in Control, absent Cause, Executive shall be paid an amount equal to the product of 2.999 times the Executive's "base amount" as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code") and regulations promulgated thereunder. Said sum shall be paid in one (1) lump sum not later than the date of such termination of service, and such payments shall be in lieu of any other future payments which the Executive would be otherwise entitled to receive under Section 6 of this Agreement. Additionally, the Executive and his or her dependents shall remain eligible to participate in the medical and dental insurance programs offered by the Bank to its employees for a period of not less than through the remaining term of the Agreement. Notwithstanding the forgoing, all sums payable hereunder shall be reduced in such manner and to such extent so that no such payments made hereunder when aggregated with all other payments to be made to the Executive by the Bank or the Parent shall be deemed an "excess parachute payment" in accordance with Section 280G of the Code and be subject to the excise tax provided at Section 4999(a) of the Code. The term "Change in Control" shall refer to: (i) the sale of all, or substantially all, of the assets of the Bank or the Parent; (ii) the merger or recapitalization of

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

the Bank or the Parent whereby the Bank or the Parent is not the surviving entity; (iii) a change in control of the Bank or the Parent, as otherwise defined or determined by the Office of Thrift Supervision or regulations promulgated by it; or (iv) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of that term as it is used in Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder) of twenty-five percent (25%) or more of the outstanding voting securities of the Bank or the Parent by any person, trust, entity or group. The term "person" means an individual other than the Executive, or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. The reorganization of the Bank from its mutual holding company form to a parent holding company form whereby such parent company shall own 100% of the stock of the Bank and public stockholders shall own 100% of the parent company common stock shall not be deemed a Change in Control. The provisions of this Section 9(a) shall survive the expiration of this Agreement occurring after a Change in Control.

               (b)  Notwithstanding any other provision of this Agreement to the contrary, Executive may voluntarily terminate his employment during the term of this Agreement following a Change in Control of the Bank or Parent, or within twenty-four months following such Change in Control, and upon the occurrence, or within 120 days thereafter, of any of the following events enumerated hereinafter, which have not been consented to in advance by the Executive in writing: (i) if Executive would be required to move his personal residence or perform his principal executive functions more than thirty-five (35) miles from the Executive's primary office as of the signing of this Agreement; (ii) if in the organizational structure of the Bank, Executive would be required to report to a person or persons other than the Board of Directors of the Bank; (iii) if the Bank should fail to maintain Executive's base compensation in effect as of the date of the Change in Control and the existing employee benefits plans, including material fringe benefit, stock option and retirement plans, except to the extent that such reduction in benefit programs is part of an overall adjustment in benefits applicable to all employees of the Bank and does not disproportionately adversely impact the Executive; (iv) if Executive would be assigned duties and responsibilities other than those normally associated with his position as referenced at Section 1, herein; (v) if Executive's responsibilities or authority have in any way been materially diminished or reduced; or (vi) if Executive would not be reelected to the Board of Directors of the Bank. Upon such voluntary termination of employment by the Executive in accordance with this subsection, Executive shall thereupon be entitled to receive the payments described in Section 9(a) of this Agreement. The provisions of this Section 9(b) shall survive the expiration of this Agreement occurring after a Change in Control.

        10. Withholding.  All payments required to be made by the Bank hereunder
            -----------
to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Bank may reasonably determine should be withheld pursuant to any applicable law or regulation.

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

        11. Successors and Assigns.
            ----------------------

               (a) This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Bank or Parent which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Bank or Parent.

               (b) Since the Bank is contracting for the unique and personal skills of the Executive, the Executive shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Bank.

        12. Amendment;  Waiver. No provisions of this Agreement may be modified,
            ------------------
waived or discharged unless such waiver, modification or discharge is agreed to in writing, signed by the Executive and such officer or officers as may be specifically designated by the Board of Directors of the Bank to sign on its behalf. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

        13.  Governing  Law.  The  validity,  interpretation,  construction  and
             --------------
performance of this Agreement shall be governed by the laws of the United States where applicable and otherwise by the substantive laws of the State of New Jersey.

        14.  Nature of  Obligations.  Nothing  contained  herein shall create or
             ----------------------
require the Bank to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that the Executive acquires a right to receive benefits from the Bank hereunder, such right shall be no greater than the right of any unsecured general creditor of the Bank.

        15. Headings.  The section headings  contained in this Agreement are for
            --------
reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        16. Severability.  The  provisions  of  this  Agreement  shall be deemed
            ------------
severable and the invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect.

        17. Arbitration.  Any controversy or claim arising out of or relating to
            -----------
this Agreement, or the breach thereof, shall be settled exclusively by arbitration in accordance with the rules then in effect of the district office of the American Arbitration Association ("AAA") nearest to the home office of the Bank, and judgment upon the award rendered may be entered in any court having jurisdiction thereof, except to the extent that the parties may otherwise reach a mutual settlement of such issue. The provisions of this Section 17 shall survive the expiration of this Agreement.

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

        18. Confidential Information. The Executive acknowledges that during his
            ------------------------
or her employment he or she will learn and have access to confidential information regarding the Bank and the Parent and its customers and businesses ("Confidential Information"). The Executive agrees and covenants not to disclose or use for his or her own benefit, or the benefit of any other person or entity, any such Confidential Information, unless or until the Bank or the Parent consents to such disclosure or use, or such information becomes common knowledge in the industry or is otherwise legally in the public domain. The Executive shall not knowingly disclose or reveal to any unauthorized person any Confidential Information relating to the Bank, the Parent, or any subsidiaries or affiliates, or to any of the businesses operated by them, and the Executive confirms that such information constitutes the exclusive property of the Bank and the Parent. The Executive shall not otherwise knowingly act or conduct himself (a) to the material detriment of the Bank or the Parent, or its subsidiaries, or affiliates, or (b) in a manner which is inimical or contrary to the interests of the Bank or the Parent. Executive acknowledges and agrees that the existence of this Agreement and its terms and conditions constitutes Confidential Information of the Bank, and the Executive agrees not to disclose the Agreement or its contents without the prior written consent of the Bank; provided, however, the Executive may disclose this Agreement to his personal attorney and personal tax advisor without prior consent from the Bank.
Notwithstanding  the  foregoing,  the  Bank  reserves  the  right  in  its  sole discretion  to make  disclosure  of this  Agreement  as it  deems  necessary  or appropriate in compliance with its regulatory reporting requirements. Notwithstanding anything herein to the contrary, failure by the Executive to comply with the provisions of this Section may result in the immediate termination of the Agreement within the sole discretion of the Bank, disciplinary action against the Executive taken by the Bank, including but not limited to the termination of employment of the Executive for breach of the Agreement and the provisions of this Section, and other remedies that may be available in law or in equity. The provisions of this Section shall survive the expiration of this Agreement.

        19.  Indemnification; Insurance
             --------------------------

               (a)  Indemnification.  The Bank agrees to indemnify the Executive
                    ---------------
and his heirs, executors, and administrators to the fullest extent permitted under applicable law and regulations, including, without limitation 12 U.S.C.
Section 1828(k), against any and all expenses and liabilities reasonably incurred by the Executive in connection with or arising out of any action, suit or proceeding in which the Executive may be involved by reason of his having been a director or officer of the Bank or any of its subsidiaries, whether or not the Executive is a director or officer of the Bank at the time of incurring any such expenses or liabilities. Such expenses and liabilities shall include, but shall not be limited to, judgments, court costs and attorney's fees and the cost of reasonable settlements. The Executive shall be entitled to indemnification in respect of a settlement only if the Board of Directors of the Bank has approved such settlement. Notwithstanding anything herein to the contrary, (i) indemnification for expenses shall not extend to matters for which the Executive's employment or service has been terminated, and (ii) the obligations of this Section 19 shall survive the termination of this Agreement. Nothing contained herein shall be deemed to provide indemnification prohibited by applicable law or regulation.

               (b) Insurance.  During the Term of the Agreement,  the Bank shall
                   ---------
provide the Executive (and his heirs, executors, and administrators) with coverage under a directors' and officers' liability policy at the Bank's expense, at least equivalent to such coverage otherwise provided to the other directors and senior officers of the Bank.

               (c) Compliance with Regulatory Limitations. Notwithstanding anything herein to the contrary, the provisions of this Section 19 shall be subject to the limitations and restrictions provided at 12 CFR 545.121 as it may be amended from time to time.

        20. Entire Agreement.  This Agreement together with any understanding or
            ----------------
modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto. This Agreement shall supersede any prior employment agreements and/or change in control severance agreements between the Executive and the Bank.

        IN WITNESS WHEREOF, the parties have executed this Agreement on the date first hereinabove written.





                                   Kearny Federal Savings Bank

                                   By:      /s/ John J. Mazur, Jr.
                                            ------------------------------------
                                            John J. Mazur, Jr.
                                            Chairman of the Board of Directors
ATTEST:

/s/ Sharon Jones
------------------------------------
Secretary


WITNESS:

Kimberly T. Manfredo                        /s/ John N. Hopkins
------------------------------------        ------------------------------------
                                            John N. Hopkins, Executive